UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________
FORM 8-K
_________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

September 11, 2024
Date of Report (Date of earliest event reported)
________________________________________________________
QT Imaging Holdings, Inc.
(Exact name of Registrant as Specified in Charter)
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Delaware	001-40839	86-1728920
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation or Organization)	File Number)	Identification Number)

3 Hamilton Landing, Suite 160
Novato, CA 94949
(Address of principal executive offices, including Zip Code)
(650) 276-7040
(Registrant's telephone number, including area code)
________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, $0.0001 par value	QTI	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously disclosed by QT Imaging Holdings, Inc. (the “Company”) in a Current Report on Form 8-K filed on November 22, 2023 with the Securities and Exchange Commission (the “SEC”), on November 16, 2023, the Company entered into a Standby Equity Purchase Agreement (the “SEPA”) with YA II PN, Ltd., a Cayman Islands exempt limited partnership (“Yorkville”), pursuant to which Yorkville agreed, subject to the conditions therein, to purchase from the Company shares of its common stock, par value $0.0001 (the “Common Stock”), for a value of up to $50,000,000 of which $10,000,000 was to be advanced by Yorkville as evidenced by a promissory note (such advance, the “Pre-Paid Advance”). Furthermore, as previously disclosed by the Company in a Current Report on Form 8-K filed on March 5, 2024 (the “March 5 Current Report”) with the SEC, the Company, as consideration for the Pre‑Paid Advance, on March 4, 2024 issued to Yorkville a promissory note (the “Yorkville Note”).

As previously disclosed in the March 5 Current Report, under the terms of the Yorkville Note, a “Trigger Event” shall occur if the daily VWAP (as such term is defined in the Yorkville Note) is less than the Floor Price (as such term is defined in the Yorkville Note) for five trading days during a period of seven consecutive trading days (a “Floor Price Trigger” and the last such day of such occurrence, a “Trigger Date”). If, at any time six months after the issuance of the Yorkville Note, a Trigger Event occurs, then the Company will be obligated to make monthly payments in an amount equal to the sum of (i) $1,500,000 of principal in the aggregate among all promissory notes issued to Yorkville (or the outstanding principal if less than such amount) (the “Triggered Principal Amount”), plus (ii) a payment premium of 5% in respect of such Triggered Principal Amount, and (iii) accrued and unpaid interest hereunder as of each payment date beginning on the 5th trading day after the Trigger Date and continuing on the same day of each successive calendar month to Yorkville pursuant to the terms of the Yorkville Note. However, in the event that the Company shall be required to make such cash payments to Yorkville under the Yorkville Note as a result of the occurrence of a Trigger Event, the Company shall be entitled upon written notice to Yorkville, to direct that Yorkville (i) if Yorkville has sold the one million shares of Common Stock (the “Company Shares”) that it received as a result of conversion pursuant to the terms of that certain business combination agreement (the “Business Combination Agreement”) between the Company and QT Imaging, Inc. (“QT Imaging”) pertaining to the acquisition of QT Imaging by the Company (the “Business Combination”), of shares in QT Imaging that Yorkville owned prior to the closing of the Business Combination, to apply, in accordance with the terms of the Yorkville Note, up to 50% of Yorkville’s net sale proceeds of the Company Shares to satisfy, in part or in whole, the Triggered Principal Amount of such cash payments due to Yorkville or (ii) or if Yorkville has not sold the Company Shares, to apply up to 50% of the value of the Company Shares on such date the cash payment is due based on the VWAP as quoted by Bloomberg LP of the Company Shares as an offset of the Triggered Principal Amount of the cash payments due to Yorkville. The Company’s right to request that Yorkville apply or offset cash payments to which Yorkville is entitled pursuant to the Yorkville Note shall cease once 50% of the net sale proceeds of the Company Shares or 50% of the value of the Company Shares on such date the cash payment is due based on the VWAP as quoted by Bloomberg LP of the Company Shares have been applied or offset as provided herein to such cash payments to which Yorkville is entitled. The obligation of the Company to make monthly prepayments due to the occurrence of a Floor Price Triger shall cease (with respect to any payment that has not yet come due) if any time after the Trigger Date (a) the Company reduces the Floor Price to an amount that is at least 50% of the daily VWAP of the Common Stock or (b) the daily VWAP is greater than 110% of the Floor Price for a period of five consecutive trading days, unless a subsequent Trigger Event occurs. Furthermore, within one trading day of a Floor Price Trigger that remains after application of all amounts related to the Company Shares as described above, the Company shall reduce the Floor Price to an amount that is at least 50% of the daily VWAP of the Common Stock, and provide Yorkville written confirmation of such reduction of the Floor Price or be obligated to make the above monthly cash payments.

As previously disclosed by the Company in a Quarterly Report on Form 8-K filed on August 8, 2024 with the SEC, the Floor Price for Yorkville is $0.8768 per share. For the first five trading days commencing after six months after the issuance of the Yorkville Note, which ended on September 11, 2024, the daily VWAP of the Common Stock was less than the Floor Price, and as a result, September 11, 2024 constitutes a Trigger Date as such term is defined in the Yorkville Note, and on that Trigger Date, a Trigger Event occurred due to a Floor Price Trigger. Pursuant to the terms of the Yorkville Note, due to the occurrence of Trigger Event, the Company is obligated to make monthly payments until such time as such obligation ceases as described above, in an amount equal to the sum of (i) the Triggered Principal Amount, plus (ii) a payment premium of 5% in respect of such Triggered Principal Amount, and (iii) accrued and unpaid interest hereunder as of each payment date beginning on the 5th trading day after the Trigger Date and continuing on the same day of each successive calendar month to Yorkville. As described above, however, the Yorkville Note also provides that the in the event that the Company shall be required to make such cash payments to Yorkville as a result of the occurrence of a Trigger Event, the Company is entitled to direct that Yorkville (i) if Yorkville has sold the Company Shares that it received in accordance with the terms of the Business Combination Agreement, to apply up to 50% of Yorkville’s net sale proceeds of the Company Shares to satisfy, in part or in whole, the Triggered Principal Amount of such cash payments due to Yorkville or (ii) or if Yorkville has not sold the Company Shares, to apply up to 50% of the value of the Company Shares on such date the cash payment is due based on the VWAP as quoted by Bloomberg LP of the Company Shares as an offset of the Triggered Principal Amount of the cash payments due to Yorkville. The Company has directed Yorkville to apply 50% of Yorkville’s net sale proceeds of the Company Shares to satisfy in part the initial Triggered Principal Amount due as a result of the Trigger Event that occurred on September 11, 2024.

Accordingly, on September 13, 2024, the Company made the initial payment due to Yorkville as a result of the Trigger Event that occurred on September 11, 2024 in an amount totaling $1,521,581.46, the calculation of which reflects a reduction to the Triggered Principal Amount by 50% of the net sale proceeds of the Company Shares by Yorkville following the closing of the Business Combination.

As described above, he obligation of the Company to make monthly payments ceases if any time after the Trigger Date, (a) the Company reduces the Floor Price to an amount that is at least 50% of the daily VWAP of the Common Stock, or (b) the daily VWAP is greater than 110% of the Floor Price a period of five consecutive trading days, unless a subsequent trigger event occurs.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	September 13, 2024	QT Imaging Holdings, Inc.
		By:	/s/ Raluca Dinu
		Name:	Raluca Dinu
		Title:	Chief Executive Officer